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Exhibit 5

BINGHAM MCCUTCHEN LLP
150 Federal Street
Boston, Massachusetts 02110

November 10, 2004

Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421

Dear Ladies and Gentlemen:

        We have acted as counsel for Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of Common Stock, par value $.001 per share ("Common Stock"), having an aggregate offering price of $100,000,000, pursuant to a Registration Statement on Form S-3 (as amended, the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on September 29, 2004 (File No. 333-119371).

        The prospectus included in the Registration Statement (the "Prospectus") provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $100,000,000 aggregate offering price of shares of Common Stock, plus any additional shares of Common Stock of the Company that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act (collectively, the "Shares"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as to the validity of the Shares.

        We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we consider appropriate. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

        In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

        This opinion is limited solely to the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

        Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

        Such Shares have been duly authorized under the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and when (a) the Board of Directors of the Company or a duly formed committee thereof adopts a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for the Shares in the manner contemplated by the Registration Statement, the

Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that at the time of issuance of such Shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                      Very truly yours,

                      /s/  BINGHAM MCCUTCHEN LLP

                      BINGHAM MCCUTCHEN LLP

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  Exhibit 5